EXHIBIT 99.1

          Mentor Graphics Reports Preliminary 2004 Results;
 Fourth Quarter Revenue and Bookings Hit Records on 40% Bookings Growth

    WILSONVILLE, Ore.--(BUSINESS WIRE)--Jan. 11, 2005--In anticipation of a presentation today at the Seventh Annual Needham & Co. Growth Conference, Mentor Graphics Corporation announced that its fourth quarter 2004 bookings and revenues had achieved record levels, with revenues expected to exceed Thomson First Call consensus estimates of $204 million. Bookings for the fourth quarter were up about 40%, year over year. The company also grew backlog significantly, up approximately 35% from the fourth quarter of 2003. Fourth quarter special charges are expected to result in GAAP basis earnings below guidance. Earnings per share on a pro forma basis are expected to modestly exceed consensus estimates.
    Fourth quarter bookings performance was broad-based across all regions and product lines, and not driven by any particular large transactions. All regions performed well with bookings in North America up 15%, Europe up 50%, and Japan and the Pacific Rim both up over 100% over the fourth quarter of 2003.
    The company emphasized that the foregoing results are preliminary and are subject to adjustments upon final closing of financial results and completion of the annual audit by independent accountants. Mentor Graphics will release fourth quarter and full year 2004 results after the close of the market on Thursday, January 27, 2005.

    About Mentor Graphics

    Mentor Graphics Corporation (Nasdaq:MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world's most successful electronics and semiconductor companies. Established in 1981, the company reported revenues over the last 12 months of about $700 million and employs approximately 3,800 people worldwide. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777; Silicon Valley headquarters are located at 1001 Ridder Park Drive, San Jose, California 95131-2314. World Wide Web site: http://www.mentor.com/.

    In the calculation of pro forma earnings, gross margin and operating expenses, Mentor Graphics excludes amortization of acquired intangibles and write-offs of in-process R&D from acquisitions. Also excluded are non-operating and non-recurring items classified as special charges such as restructure expenses and asset impairments, as well as income tax expense in excess of a normalized 17% effective tax rate. These excluded items are generally infrequent, less predictable and are often non-cash in nature. Mentor Graphics believes that excluding these items provides investors with a representation of its core performance, and a pro forma base line for assessing the future earnings potential of Mentor Graphics.
    These pro forma measures should be assessed in conjunction with GAAP earnings measures for a more complete understanding of the Company's results. Since pro forma measures exclude certain items, differences in earnings from GAAP can be significant; Mentor Graphics management evaluates its performance under both measures for a complete understanding of its results. Investors are encouraged to review both measures for their evaluations and consider the GAAP earnings measures as the most complete measure of Mentor Graphics' overall performance.

    Statements in this press release regarding the Company's outlook for future periods constitute "forward-looking" statements based on current expectations within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) the Company's ability to successfully offer products and services that compete in the highly competitive EDA industry including the risk that the Company's technology, products or inventory become obsolete; (ii) the Company's ability to successfully integrate and manage its acquisitions, (iii) effects of the increasing volatility of foreign currency fluctuations on the Company's business and operating results; (iv) changes in tax laws, regulations or enforcement practices where the Company does business; (v) changes in accounting or reporting rules or interpretations, limitations on repatriation of earnings, licensing and intellectual property rights protection; (vi) economic uncertainty and (vii) effects of unanticipated shifts in product mix on gross margin and unanticipated shifts in geographic mix on the overall tax rate, all as may be discussed in more detail under the heading "Factors That May Affect Future Results and Financial Condition" in the Company's most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding outlook do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

    CONTACT: Mentor Graphics Corporation
             Ryerson Schwark, 503-685-1462
             ry_schwark@mentor.com
              or
             Dennis Weldon, 503-685-1462
             dennis_weldon@mentor.com